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                                                                      EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

April 30, 1997


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1933 and Amendment No. 23 of the Registration Statement under the Investment Company Act of 1940 on Form N-1A (the "Registration Statement") of our report dated February 14, 1997, relating to the financial statements and selected per unit data and ratios of the AVESTA Trust which appears in such Statement of Additional Information, and to the incorporation by reference to our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Auditors" in such Prospectus and to the reference to us under the headings "Counsel and Auditors" in such Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP